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                                                                   EXHIBIT 10.66

                        2001 INCENTIVE COMPENSATION PLAN
                         FOR OFFICERS AND KEY EMPLOYEES

Purpose

The purpose of the 2001 American Airlines Incentive Compensation Plan ("Plan") for officers and key employees is to provide greater incentive to officers and key employees of American Airlines, Inc. to achieve the highest level of individual performance and to meet or exceed specified goals which will contribute to the success of American.


Definitions

Capitalized terms not otherwise defined in the Plan will have the meanings set forth in the 1998 Long Term Incentive Plan, as amended (the "LTIP").

"AMR" is defined as AMR Corporation.

"Aggregate Target Awards" is defined as the arithmetic sum of the Target Awards for all Plan participants.

"Affiliate" is defined as a subsidiary of AMR or any entity that is designated by the Committee as a participating employer under the Plan, provided that AMR directly or indirectly owns at least 20% of the combined voting power of all classes of stock of such entity.

"American" is defined as AMR less AMR subsidiaries other than American Airlines, Inc. and its subsidiaries. Subsidiaries of American Airlines, Inc. and AMR created for the TWA acquisition and transition will be excluded from the definition of American.

"Committee" is defined as the Compensation/Nominating Committee of the AMR Board of Directors.

"Competitors" is defined as Continental Airlines, Delta Airlines, Northwest Airlines, United Airlines and US Airways.

"DOT Rank" is defined as American's relative rank with respect to its Competitors in the category of arrivals+14 (A+14) as determined by the U.S. Department of Transportation (DOT). This cumulative ranking is based on DOT's aggregated A+14 data for the period December 1, 2000 through November 30, 2001, inclusive. To the extent that at any point during the year a carrier ceases to participate, they will be excluded from the entire year.


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"Engagement Scores" is defined as American's overall engagement score on the employee opinion survey and American's rating versus the National Norm, each reported as a percent annually.

"Fund" is defined as the incentive compensation fund, if any, accumulated in accordance with this Plan.

"Leadership Score" is defined as American's average score on the overall leadership dimension of the 360(degrees) multi-rater survey reported for level 5's and above annually.

"Measure" is defined as Net Income, DOT Rank, Survey America Rank, Engagement Score, or the Leadership Score.

"Named Executive Officers" is defined as the officers of American who are named in the AMR proxy statement for the year in which awards under the Plan are paid.

"National Norm" is defined as a weighted representative sample of the largest U.S. industrial (Fortune 500) and service sector corporations.

"Net Income" is AMR net income including any accounting adjustments or extraordinary or unusual items which may be added or deducted by the Committee. Net Income of subsidiaries of American Airlines, Inc. and AMR created for the TWA acquisition and transition will be excluded from the calculation of Net Income.

"Qualified Earnings" is defined as base pay as of December 31 of the Plan year, holiday pay, sick pay, and vacation pay, and does not include such things as travel and incidental expenses, moving expenses, relocation allowance (COLA), payouts from any retirement plan, disability payments, workers compensation payments, imputed income from certain travel service charges or life insurance, or other benefits provided by American, nor does it include any special monetary awards or allowances such as IdeAAs in Action payments, lump sum payments, or incentive compensation or profit sharing payments.

"Survey America Rank" is defined as American's relative rank with respect to its Competitors in the categories of "Retained Preference", "Overall Travel Experience", "Overall Ground Service", and "Overall On-Board Services" in the coach cabin as reported in Plog Inc.'s Survey America. The Survey America ranking is based on cumulative data for American and its Competitors for the period October 1, 2000 through September 30, 2001, inclusive. To the extent that at any point during the year a carrier ceases to participate, they will be excluded from the entire year.

"Target Award" is defined as the award (stated as a percentage of Qualified Earnings) for an eligible participant when Target levels are achieved on all Measures. The Target Award is determined by the participant's job level.


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Eligibility for Participation

In order to be eligible to participate in the Plan, an individual must be an officer or key employee (as designated by American's Chairman and CEO) of American. Additionally, the individual must have been employed by American or an Affiliate as an officer or key employee for at least three consecutive months during the Plan year. The three months service requirement may be waived in cases of retirement in accordance with American's then applicable pension plan, prior to completing three months of service.

During a Plan year, individuals with less than twelve months eligibility in the Plan may be eligible to participate in the Plan on a pro rata basis, at the discretion of the Committee. In addition, the Committee, at its discretion, may permit participation by officers and key employees of Affiliates who have been so employed by the Affiliate for at least three consecutive months during the Plan year.

Notwithstanding the forgoing, however, an officer or key employee will not be eligible to participate in the Plan if such officer or key employee is, at the same time, eligible to participate in a commission, incentive, profit sharing or other bonus compensation program sponsored by American or an Affiliate, unless the Committee otherwise decides.

In order to receive an award under the Plan, an individual must satisfy the aforementioned eligibility requirements and must be an employee of American or an Affiliate at the time an award under the Plan is paid. If at the time awards are paid under the Plan, an individual has retired from American or an Affiliate, is on leave of absence with reinstatement rights, is disabled, or has died, the award which the individual otherwise would have received under the Plan but for such retirement, leave, disability, or death may be paid to the individual, or his/her estate in the event of death, at the discretion of the Committee.

The Incentive Compensation Fund

The Fund is comprised of three Measures: financial, employee and customer. The employee and customer measures have various components (see below). Each Measure has a threshold (performance below this level earns no award), target and maximum percentage of Aggregate Target Awards that may be earned, as follows:

         Component         Threshold         Target    Maximum
         ---------         ---------         ------    -------
         Financial            16.50%           66%      132%
         Employee              8.50%           17%       34%
         Customer             12.75%           17%       34%

                  Total       37.75%          100%      200%


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For each Measure, the Fund will accumulate on a linear basis between each of the points defined in the following tables.

Financial Measure:

The financial measure is based on Net Income. At a threshold Net Income of $155 million, the Fund will accumulate 16.50% of Aggregate Target Awards. Higher Net Incomes will result in higher percentages of Aggregate Target Awards as follows:

          Net Income                    % of Target Awards Earned
          ----------                    -------------------------
            $155                                 16.50%
            $270                                 33.00%
            $385                                 49.50%
            $500                                 66.00%
            $650                                 99.00%
            $800                                132.00%(Max)


Employee Measures:

The employee measures will depend on Engagement Scores and Leadership Score.

                                                   Threshold   Target   Maximum
                                                   ---------   ------   -------
                  Engagement Score                    3.5%       7%       14%
                  Engagement versus National Norm     2.5%       5%       10%
                  Leadership Score                    2.5%       5%       10%
                                                     ----       --       ---
                                    Total             8.5%      17%       34%

At a threshold Engagement Score of 69%, the Fund will accumulate 3.5% of Aggregate Target Awards. Higher scores will result in higher percentages of Aggregate Target Awards, as follows:

                  Engagement Score          % of Target Awards Earned
                  ----------------          -------------------------
                        69%                         3.50%
                        70%                         4.38%
                        71%                         5.25%
                        72%                         7.00%
                        73%                        10.50%
                        74%                        14.00%(Max)

At a threshold Engagement Score of 9% below National Norm, the Fund will accumulate 2.5% of Aggregate Target Awards. Higher scores will result in higher percentages of Aggregate Target Awards, as follows:


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
                  Percent below National Norm        % of Target Awards Earned
                  ---------------------------        -------------------------
                            9%                                 2.50%
                            8%                                 3.75%
                            7%                                 5.00%
                            6%                                 7.50%
                            5%                                10.00%(Max)

At a threshold Leadership Score of 4.25, the Fund will accumulate 2.5% of Aggregate Target Awards. Higher scores will result in higher percentages of Aggregate Target Awards, as follows:

                  Leadership Score                   % of Target Awards Earned
                  ----------------                   -------------------------
                        4.25                                  2.50%
                        4.28                                  3.75%
                        4.31                                  5.00%
                        4.34                                  7.50%
                        4.37                                 10.00%(Max)

Customer Measures:

Customer Measures will depend on DOT Rank and Survey America Rank. Each of the five components (retained preference, overall travel experience, overall ground service, overall on-board service and DOT A+14 rankings) is measured separately. For each Measure, at a threshold rank of fourth, the fund will accumulate 2.55% of Aggregate Target Awards. A higher rank will result in higher percentages of Aggregate Target Awards, as follows:

               Rank                               % of Target Awards Earned
              -------                             -------------------------
               Fourth                                      2.55%
               Third                                       3.40%
               Second                                      5.10%
               First                                       6.80%(Max)



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The following scorecard illustrates this.

                          2001 INCENTIVE PLAN SCORECARD

                                                   THRESHOLD                        TARGET              MAXIMUM    EXAMPLE
MEASURES                                   WEIGHT     25%        50%        75%      100%      150%       200%     SCORE(1)
----------------------------------------------------------------------------------------------------------------------------
SHAREHOLDER
- AMR net income                            66%      $155M      $270M      $385M     $500M     $650M     $800M     66.00%


                                                              Threshold             Target              Maximum    Example
                                           Weight     25%        50%        75%      100%      150%       200%      Score
----------------------------------------------------------------------------------------------------------------------------
EMPLOYEE
- engagement score on opinion survey         7%       n/a        69%        71%       72%       73%       74%       3.50%
- AA engagement vs. national norm            5%       n/a      9% below  8% below  7% below  6% below   5% below    3.75%
- leadership  score on 360(degrees)
  multi-rater survey                         5%       n/a        4.25      4.28      4.31      4.34       4.37      2.50%
                                            --                                                                      ----
                                            17%                                                                     9.75%

                                                                         Threshold  Target              Maximum    Example
                                           Weight     25%        50%        75%      100%      150%       200%      Score
----------------------------------------------------------------------------------------------------------------------------
CUSTOMER
- retained preference                       3.4%      n/a        n/a        4th       3rd       2nd       1st       3.40%
- overall travel experience                 3.4%      n/a        n/a        4th       3rd       2nd       1st       2.55%
- overall ground service                    3.4%      n/a        n/a        4th       3rd       2nd       1st       2.55%
- overall on-board services                 3.4%      n/a        n/a        4th       3rd       2nd       1st       5.10%
- DOT A+14 ratings                          3.4%      n/a        n/a        4th       3rd       2nd       1st       3.40%
                                            ---                                                                    -----
                                             17%                                                                   17.00%

FUND AS A % OF TARGET                                                                                              92.75%

(1) Based on performance results in shaded areas


Allocation of Individual Awards

The Chairman and CEO of American, in consultation with the Vice-Chairman, executive and senior vice presidents of American, will determine awards for non-officer eligible employees based upon the eligible employee's performance. An award under the Plan to a non-officer eligible employee, when combined with any other award for the Plan year whether such other award is under an incentive compensation, commission, profit sharing or other bonus compensation plan, may not exceed 100% of such eligible employee's base salary.

The Committee, in consultation with the Chairman and CEO of American, will determine awards for officers of American, including the Named Executive Officers. The awards for officers (other than the Named Executive Officers) will be equal to the appropriate Target Award, plus or minus any adjustments for individual performance. To the extent that an award to a Named Executive Officer includes a partial payment relating to a Measure (excluding Net Income), such partial payment will be paid from the general



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operating funds of American. An award under the Plan to an officer may not exceed the amount set forth in Section 11 of the LTIP.

The aggregate of all awards paid hereunder will not exceed the lesser of: (2.0 times the Fund at Target Net Income) or (50% of the total base salaries of all eligible participants in the Plan). In the discretion of the Committee, the Fund may not be fully distributed.

Administration

The Committee shall have authority to administer and interpret the Plan, establish administrative rules, approve eligible participants, and take any other action necessary for the proper and efficient operation of the Plan. The Committee reserves the right to adjust the calculation of each Measure at its discretion. Notwithstanding anything to the contrary contained herein, no awards will be made under the Plan unless awards are also made under the 2001 American Airlines Employee Profit Sharing Plan and the 2001 Pilot Variable Compensation Plan for members of the Allied Pilots Association. The amount, if any, of the Fund shall be audited by the General Auditor of American based on a certification of Net Income by AMR's independent auditors. A summary of awards under the Plan shall be provided to the Committee at the first regular meeting following determination of the awards. To the extent a Measure is no longer compiled by the DOT, Survey America, or American, as applicable, during a Plan year, the Committee will substitute a comparable performance measure for the remainder of the Plan year.

Method of Payment

The Committee will determine the method of payment of awards. Except as provided herein, awards shall be paid as soon as practicable after audited financial statements for the year 2001 are available. Individuals, except retirees, may elect to defer their awards into a 401(k) plan, where applicable, established by American or AMR or into a deferred compensation program, if any, administered by American or AMR.

General

Neither this Plan nor any action taken hereunder shall be construed as giving any employee or participant the right to be retained in the employ of American or an Affiliate.

Nothing in the Plan shall be deemed to give any employee any right, contractually or otherwise, to participate in the Plan or in any benefits hereunder, other than the right to receive payment of such incentive compensation as may have been expressly awarded by the Committee.

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In the event of any act of God, war, natural disaster, aircraft grounding, revocation of operating certificate, terrorism, strike, lockout, labor dispute, work stoppage, fire, epidemic or quarantine restriction, act of government, critical materials shortage, or any other act beyond the control of American, whether similar or dissimilar, (each a "Force Majeure Event"), which Force Majeure Event affects American or its subsidiaries or its Affiliates, the Committee in its sole discretion, may (i) terminate or (ii) suspend, delay, defer (for such period of time as the Committee may deem necessary), or substitute any payments due currently or in the future under the Plan, including, but not limited to, any payments that have accrued to the benefit of participants but have not yet been paid.

In consideration of the employee's privilege to participate in the Plan, the employee agrees (i) not to disclose any trade secrets of, or other confidential/restricted information of, American or its Affiliates to any unauthorized party and (ii) not to make any unauthorized use of such trade secrets or confidential or restricted information during his or her employment with American or its Affiliates or after such employment is terminated, and
(iii) not to solicit any current employees of American or any subsidiaries of AMR to join the employee at his or her new place of employment after his or her employment with American or its Affiliates is terminated.

The Committee may amend, suspend, or terminate the Plan at any time.


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